Exhibit 10.4

AMENDMENT NO. 2
TO THE
ADVISORY AGREEMENT

This amendment no. 2 to the amended and restated Advisory Agreement dated as of January 21, 2011, as amended on May 6, 2011 (the “Advisory Agreement”), between KBS Real Estate Investment Trust III, Inc., a Maryland corporation (the “Company”), and KBS Capital Advisors LLC, a Delaware limited liability company (the “Advisor”), is entered as of June 24, 2011 (the “Amendment”). Capitalized terms used herein but not defined shall have the meaning set forth in the Advisory Agreement.

WHEREAS, the Advisor has agreed to advance funds to the Company upon the terms set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree to amend the Advisory Agreement as follows:

I.    The following is hereby inserted in its entirety as Article 17:

“ARTICLE 17

ADVANCE

Notwithstanding anything contained in Article 9 of the Agreement to the contrary, the Advisor hereby agrees to advance funds (the “Advance”) to the Company equal to the cumulative amount of distributions declared by the Company for distribution record dates through the period ending July 31, 2011.

The Advisor further agrees that the Company will only be obligated to repay the Advisor for the Advance if and to the extent that:

(i)
the Company's modified funds from operations (“MFFO”), as such term is defined by the Investment Program Association and interpreted by the Company, for the immediately preceding month exceeds the amount of distributions declared for record dates of such prior month (an “MFFO Surplus”), and the Company shall pay the Advisor the amount of the MFFO Surplus to reduce the principal amount outstanding under the Advance, provided that such payments shall only be made if management in its sole discretion expects an MFFO Surplus to be recurring for at least the next two calendar quarters, determined on a quarterly basis; or

(ii)
the Advance may be repaid from excess proceeds (“Excess Proceeds”) from the Company's third-party financings, provided that the amount of any such Excess Proceeds that may be used to repay the principal amount outstanding under the Advance shall be determined by the Conflicts Committee in its sole discretion.

The Advisor understands and agrees that no interest shall accrue on the Advance. To the extent payment of any amount is due to the Advisor hereunder, the Company shall pay the Advisor no later than the last business day of the month in which the amount of such payment is determined, or the first business day of the following month.”

II.    Article 1 is hereby amended to include the following definitions:

““Advance” shall have the meaning set forth in Article 17.”

““Excess Proceeds” shall have the meaning set forth in Article 17.”

““MFFO” shall have the meaning set forth in Article 17.”

““MFFO Surplus” shall have the meaning set forth in Article 17.”

III.    Section 13.02 is hereby amended and restated in its entirety as follows:

“This Agreement may be terminated upon 60 days written notice without cause or penalty by either the Company (acting through the Conflicts Committee) or the Advisor. The provisions of Articles 1, 10, 12, 13, 15, 16 and 17 shall survive termination of this Agreement.”

IV.    The following is hereby inserted in its entirety into Section 13.03, immediately following Section 13.03(ii)(d):

“(iii)    Notwithstanding anything contained in this Section 13.03 to the contrary, the obligations of the Company and Advisor set forth in Article 17 of this Agreement shall survive termination of this Agreement.”

Signature Page Follows.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first written above.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

   By: /s/ Charles J. Schreiber, Jr.
         Charles J. Schreiber, Jr., Chief Executive Officer

KBS CAPITAL ADVISORS LLC

   By: PBren Investments, L.P., a Manager

By: PBren Investments, LLC, as general partner

By: /s/Peter M. Bren
Peter M. Bren, Manager

By: Schreiber Real Estate Investments, L.P., a Manager

By: Schreiber Investments, LLC, as general partner

By: /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Manager